Exhibit 10.1

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of April 23, 2026 by and among SunPower Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company listed on the signature pages hereof and each Subsidiary that becomes a party hereto from time to time (together with the Company, each a “Grantor”, and collectively, the “Grantors”), and U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank”), solely in its capacity as collateral agent pursuant to the Indenture referred to below (in such capacity, together with any successors in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

WHEREAS, in connection with the execution and delivery of this Security Agreement, the Company, the Collateral Agent, U.S. Bank, as trustee, and the other parties party thereto have entered into that certain Indenture, dated as of April 23, 2026 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company’s 10.0% Convertible Senior Secured Notes due 2029 were issued (the “Notes”);

WHEREAS, the Grantors will receive substantial direct and/or indirect benefits from the execution and delivery of the Indenture and the other Notes Documents (as defined in the Indenture) and is, therefore, willing to enter into this Security Agreement;

WHEREAS, this Security Agreement is made by and among the Grantors and the Collateral Agent to grant a Lien on the Collateral to the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a condition to the issuance of the Notes that the Company and the other Grantors execute and deliver the applicable Notes Documents, including this Security Agreement;

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

Article I.
DEFINITIONS

Section 1.1 Terms Defined in Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

Section 1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

Section 1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Applicable Date” means (a) with respect to each Grantor party hereto on the Issue Date, the date of this Security Agreement, and (b) with respect to any Grantor joining the Security Agreement after the Issue Date, such later date on which such Grantor delivers to the Collateral Agent an amendment to the Security Agreement and a supplement to the schedules to this Security Agreement pursuant to Section 4.1(i).

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within the United States.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Collateral” shall have the meaning set forth in Article II.

“Control” shall have the meaning set forth in Article VIII or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Event of Default” means an event described in Section 5.1.

“Excluded Assets” shall mean (A) any fee-owned Real Property or any leasehold interest in Real Property (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (B) all vehicles and other assets covered by a certificate of title law of any state (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law), (C) any lease, license or agreement or any Property subject to a purchase money security interest or Capital Lease obligation, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money agreements or arrangement or Capital Lease or create a right of termination in favor of any other party thereto (other than any Grantor) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (D) any Excluded Capital Stock, (E) any Property where the cost of obtaining a security interest in, or perfection of, such assets materially exceeds the practical benefit to the Secured Parties afforded thereby as determined in good faith by the Company, (F) any application for registration of a Trademark on the basis of the applicant’s intent-to-use such Trademark, unless and until evidence of use of the Trademark has been filed with, and accepted by, the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such Trademark application or any registration issuing therefrom under applicable federal law, (G) [reserved], (H) any governmental licenses or state, provincial, territorial, municipal or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or the equivalent under any applicable jurisdiction, (I) any assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company and its Subsidiaries as reasonably determined by the Company and the Collateral Agent, (J) letter of credit rights in an aggregate stated amount less than $1,000,000 (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law), (K) more than 65% of the voting stock (within the meaning of Section 1.9562(c)(2) of the United States Treasury Regulations) of any Foreign Subsidiary (other than (x) any Foreign Subsidiary that is a Guarantor or (y) as otherwise required pursuant to Section 4.09 of the Indenture) and (L) any assets the grant of a security interest in which would be prohibited by applicable law but only, in each case, to the extent, and only for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, any other laws (including the Debtor Relief Laws), or principles of equity, and, to the extent severable, shall attach immediately to any portion of such assets that do not result in such prohibition; provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibition, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, such assets as if such provision had never been in effect unless such asset or Property otherwise constitutes Excluded Assets.

“Excluded Capital Stock” means the Capital Stock of any non-Wholly Owned Subsidiary or entities that do not constitute Subsidiaries, in each case, solely to the extent the organizational documents or other agreements with the equity holders of such non-Wholly Owned Subsidiaries or other entities (x) restrict or do not permit the pledge of such Capital Stock or (y) provide for any termination right, repurchase obligation, or similar adverse consequence to the Grantors or such non-Wholly Owned Subsidiary or other entity as a result of the pledge of such Capital Stock, in each case to the extent such restriction, termination right, repurchase obligation, or other provision existed on the Issue Date or on the date of acquisition of such non-Wholly Owned Subsidiary or other entity and was not entered into in contemplation thereof.

“Exhibit” refers to a specific exhibit to this Security Agreement, in each case as such Exhibits may be amended or supplemented from time to time, unless another document is specifically referenced.

“Governmental Authority” means any federal, provincial, territorial, state, municipal, local, foreign, international or multinational court or governmental agency, authority, instrumentality, central bank or regulatory, taxing or legislative body, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, know-how, the intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition, of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Note Parties (taken as a whole) to perform any of their payment Obligations, under the applicable Notes Documents or (c) a material portion of the Collateral, or (d) the rights and remedies (taken as a whole) of the Collateral Agent under the applicable Notes Documents.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit L.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement, to the extent such Instruments, Securities and other Investment Property constitute Collateral hereunder.

“Receivables” means, with respect to any Grantor, the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Required Noteholders” means the holders of at least 60% in principal amount of outstanding Notes, calculated in accordance with the provisions of the Indenture.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, the Obligations and the Guaranteed Obligations.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks but excluding any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all Licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit M.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any other Secured Party’s Lien on any Collateral.

“USPTO” means the United States Patent and Trademark Office.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Article II.
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other personal property assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Intellectual Property;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all cash or cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv) all Deposit Accounts with any bank or other financial institution;

(xv) the Commercial Tort Claims listed on Exhibit E (including any supplements to Exhibit E delivered pursuant to Sections 4.1(c) or 4.1(i);

(xvi) the Pledged Collateral listed on Exhibit F (including any supplements to Exhibit F delivered pursuant to Sections 4.1(c) or 4.1(i); and

(xvii) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Notwithstanding anything to the contrary in this Security Agreement, (i) no Grantor shall be required to pledge more than 65% of the voting stock (within the meaning of Section 1.956 2(c)(2) of the United States Treasury Regulations) of any Foreign Subsidiary (other than (A) any Foreign Subsidiary that is a Guarantor or (B) as otherwise required pursuant to Section 4.09 of the Indenture), (ii) immediately upon any Property of a Grantor ceasing to constitute Excluded Assets, the Collateral shall include, and the Company and the other Grantors, as applicable, shall be deemed to have granted a security interest in, such Property, and (iii) the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include any Excluded Assets (it being understood that such grant will be applicable at such time as any such Property ceases to constitute Excluded Assets).

Article III.
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

Section 3.1 Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its current uses, free and clear of all Liens except (i) for Liens permitted under Section 4.11 of the Indenture, (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect, and (iii) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes and has full power and authority to grant to the Collateral Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate proceedings or other organizational action of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit G, the Collateral Agent will have a perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.11 of the Indenture.

Section 3.2 Type and Jurisdiction of Organization and Identification Number. As of the Applicable Date, the type of entity of each Grantor, its state of organization and its federal employer identification number are set forth on Exhibit A.

Section 3.3 Principal Location. As of the Applicable Date, each Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A. As of the Applicable Date, each such Grantor has no other places of business except those set forth in Exhibit A.

Section 3.4 Intellectual Property. Exhibit D sets forth all registered and applied for Patents, Trademarks and Copyrights owned by such Grantor as of the Applicable Date. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit G and the Trademark Security Agreement (with respect to Trademarks) and the Patent Security Agreement (with respect to Patents) with the Applicable IP Office, fully perfected first priority security interests in favor of the Collateral Agent on such Grantor’s Patents, Trademarks and Copyrights, subject to Liens permitted under Section 4.11 of the Indenture. Notwithstanding anything herein to the contrary, other than UCC filings and the filing of documents effecting the recordation of security interests in the Applicable IP Office, in no event shall the Grantors be required, nor shall the Collateral Agent be authorized, to make any other filings or take any other actions related to Intellectual Property Collateral, including actions to enter into any source code escrow arrangement, or to apply for the registration of any Intellectual Property in any jurisdiction, or to make any filings or take any actions to record or to perfect the Collateral Agent’s lien on or security interest, in the Collateral.

Section 3.5 No Financing Statements, Security Agreements. As of the Applicable Date, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof or as otherwise permitted by Section 9-509 of the UCC) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) in respect to other Liens permitted under Section 4.11 of the Indenture.

Section 3.6 Pledged Collateral.

(a) Exhibit F sets forth a complete and accurate list of all of the Pledged Collateral owned by such Grantor on the Applicable Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit F as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and Liens permitted under Section 4.11 of the Indenture. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent and has taken steps to cause the Collateral Agent’s security interest therein to be perfected as a General Intangible under the applicable UCC, and (iii) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral owned by any Grantor as of the Applicable Date has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer is subject, (ii) with respect to any Equity Interests included in the Pledged Collateral issued by any Subsidiary, no options, warrants, calls or commitments of any character whatsoever (other than (x) customary rights to purchase or requirements to sell Equity Interests in respect of any Investment in a joint venture permitted under the Indenture and (y) agreements to sell or dispose of such Pledged Collateral to the extent such sale or disposition would be permitted by the Indenture) (A) exist relating to such Pledged Collateral or (B) obligate any such Subsidiary to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to or filing with any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or, in the case of any Equity Interests included in the Pledged Collateral issued by any Subsidiary (other than customary rights of first offer, rights of first refusal and similar rights in respect of any Investment in the Equity Interests of a joint venture permitted under the Indenture), for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except in each case for any consent, approval, authorization or other action that has already been obtained or as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit F (as amended or supplemented from time to time by such Grantor by delivery of an amendment to this Security Agreement, in such form acceptable to the Collateral Agent and the Required Noteholders (each acting reasonably)), each Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

Article IV.
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

Section 4.1 General.

(a) Collateral Records. Each Grantor will maintain, in all material respects, complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Collateral Agent, such written reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request in writing; provided that unless an Event of Default has occurred and is continuing, such request may be made by the Collateral Agent no more than once per calendar year.

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Collateral Agent to file (but the Collateral Agent shall have no duty to file), and will deliver to the Collateral Agent (as applicable), all financing statements and other documents and take such other actions as may from time to time be required, or as reasonably requested by the Collateral Agent, in order for the Collateral Agent to maintain a first priority perfected security interest in the Collateral owned by such Grantor, subject to Liens permitted under Section 4.11 of the Indenture. Any financing statement filed by the Collateral Agent may be filed in the appropriate filing office in the appropriate UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization and (B) the type of organization. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon written request.

(c) Further Assurances. Each Grantor will, upon the reasonable written request of the Collateral Agent, furnish to the Collateral Agent, written statements and schedules further identifying and describing the Collateral owned by it and such other written reports and information in connection with its Collateral as the Collateral Agent may reasonably request in writing, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take commercially reasonable actions to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder, unless in each case such Grantor shall reasonably determine in good faith that such Collateral is not material to the conduct of its business or operations. Concurrently with the delivery of each compliance certificate delivered pursuant to Section 4.08 of the Indenture, each Grantor shall notify the Collateral Agent of (i) any additional Patents, Trademarks or Copyrights acquired or arising after the Issue Date that would be required to be set forth on Exhibit D, and shall submit to the Collateral Agent a supplement to Exhibit D, in such form acceptable to the Collateral Agent and the Required Noteholders (each acting reasonably), to reflect such additional Patents, Trademarks or Copyrights, (ii) any additional Pledged Collateral acquired or arising after the Issue Date that would be required to be set forth on Exhibit F, and shall submit to the Collateral Agent a supplement to Exhibit F, in such form acceptable to the Collateral Agent and the Required Noteholders (each acting reasonably), to reflect such additional Certificated Securities; and (iii) the transfer of any Pledged Collateral to a securities intermediary to be held by it; provided that such Grantor’s failure to notify the Collateral Agent of any newly acquired or arising Collateral shall not impair the Collateral Agent’s Lien thereon. Notwithstanding anything contained herein to the contrary (and other than with respect those certain obligations governed by Section 4.09(c) of the Indenture), no Grantor shall be required to perfect or to maintain the perfection and priority of the Collateral Agent’s security interest in any Collateral held outside of the United States by any Grantor.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it, except for dispositions specifically permitted pursuant to Section 4.16 of the Indenture.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Liens permitted under Section 4.11 of the Indenture.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party, and (ii) in respect of Liens permitted under Section 4.11 of the Indenture not covered by clause (i) above. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral except to the extent the failure of such Grantor to comply could not reasonably be expected to have a Material Adverse Effect.

(h) Applicable IP Office Filings. Each Grantor hereby authorizes the Collateral Agent (or its designee) to file (but the Collateral Agent shall have no duty to file) instruments with the Applicable IP Office (or any successor office), including Trademark Security Agreements and Patent Security Agreements, or other documents that are necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the pledge and security interest granted by such Grantor hereunder in any Intellectual Property owned by Grantor and applied for, registered or issued in the United States naming such Grantor as debtor, and the Collateral Agent, as secured party.

(i) Additional Grantors. From time to time subsequent to the date hereof, Subsidiaries of the Company may become parties hereto as Grantors in accordance with Section 4.09 of the Indenture by executing a Security Joinder Agreement in the form of Exhibit N attached hereto. Upon delivery of any such Security Joinder Agreement, each new Grantor will be a party hereto as if such Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder will not be affected or diminished by the addition or release of any other Grantor hereunder. This Security Agreement will be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 4.2 Receivables.

(a) Delivery of Invoices. Each Grantor will deliver to the Collateral Agent promptly upon written request and after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Collateral Agent shall specify.

(b) Disclosure of Counterclaims on Receivables. Upon the occurrence and during the continuance of an Event of Default, if (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Collateral Agent in writing.

Section 4.3 Inventory and Equipment. Each Grantor will do all things reasonably necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for (i) damaged or defective goods arising in the ordinary course of such Grantor’s business, (ii) casualty and condemnation, (iii) ordinary wear and tear in respect of the Equipment and (iv) in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.4 Delivery of Instruments, Chattel Paper and Documents. To the extent any Receivable or other item of Collateral with a face amount in excess of $1,000,000 is evidenced by an Instrument or tangible Chattel Paper, each Grantor will (a) deliver to the Collateral Agent promptly (and in any event, within fifteen (15) Business Days of the Issue Date) upon execution of this Security Agreement the originals of all Chattel Paper and Instruments constituting Collateral owned by it (if any then exist), together with duly executed instruments of transfer or assignments in blank and (b) hold in trust for the Collateral Agent upon receipt and promptly thereafter (and in any event, no later than fifteen (15) days after receipt) deliver to the Collateral Agent any Chattel Paper and Instruments constituting Collateral, together with duly executed instruments of transfer or assignments in blank. Upon the Collateral Agent’s written request, such Grantor will deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

Section 4.5 Uncertificated Securities. With respect to any uncertificated security issued by a Subsidiary (other than an uncertificated security credited on the books of a Securities Intermediary) existing on or acquired after the Issue Date and held by any Grantor that constitutes Collateral, such Grantor shall execute, and cause the issuer of such uncertificated security to duly authorize, execute and deliver to the Collateral Agent, on the date hereof or, with respect to any uncertificated security issued by a Subsidiary that is acquired after the Issue Date, within thirty (30) days of acquiring such uncertificated security, as applicable, an agreement in form attached as Exhibit K hereto pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by such Grantor.

Section 4.6 Pledged Collateral.

(a) Changes in Capital Structure of the Company. Except as permitted by the Indenture, each Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing, in each case, without the prior written consent of the Collateral Agent (such consent to be delivered at the direction of Required Noteholders in accordance with the Indenture).

(b) Issuance of Additional Securities. Except as permitted under the Indenture, each Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement or the Indenture; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Pledged Collateral.

(ii) Each Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, upon not less than contemporaneous written notice to such Grantor, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Each Grantor shall be entitled to collect and receive for its own use all cash dividends, interest, and any other distributions and other payments made in respect of the Pledged Collateral owned by it to the extent not in violation of the Indenture.

(iv) Any and all dividends, interest, payments or distributions in respect of any of the Pledged Collateral owned by any Grantor, made in contravention of Section 4.6(c)(iii) whenever paid or made, shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent and be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(v) Upon the occurrence and during the continuation of an Event of Default, each Grantor will permit any registerable Pledged Collateral to be registered in the name of the Collateral Agent or its nominee.

(d) Delivery of Stock Certificates. Each Grantor will (a) deliver to the Collateral Agent promptly (and in any event, no later than twenty (20) Business Days after the Issue Date) upon execution of this Security Agreement the originals of (i) all certificates representing pledged Equity Interests constituting Collateral, together with duly executed instruments of transfer or assignments in blank and (b) hold in trust for the Collateral Agent upon receipt and promptly thereafter deliver to the Collateral Agent any certificates representing pledged Equity Interests constituting Collateral, together with duly executed instruments of transfer or assignments in blank.

Section 4.7 Intellectual Property.

(a) After the occurrence and during the continuation of an Event of Default, upon the written request of the Collateral Agent, each Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

(b) Each Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any Material Intellectual Property material to the conduct of its business or operations (now or hereafter existing) will become abandoned or dedicated to the public domain, or of any material adverse determination regarding such Grantor’s ownership of any Material Intellectual Property material to the conduct of its business or operations, its right to register the same, or to keep and maintain the same.

(c) Each Grantor shall use its commercially reasonable efforts to maintain and pursue each application, to obtain the relevant registration and to maintain its Material Intellectual Property and the registration of its Material Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that any such Material Intellectual Property (or application therefor) is not material to the conduct of its business or operations.

Section 4.8 Commercial Tort Claims. Each Grantor shall promptly, and in any event within fifteen (15) Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim with a value exceeding $1,000,000 acquired by it and, such Grantor shall enter into an amendment to this Security Agreement, in such form acceptable to the Collateral Agent and the Required Noteholders (each acting reasonably), granting to Collateral Agent a first priority security interest in such Commercial Tort Claim, subject to Liens permitted under Section 4.11 of the Indenture.

Section 4.9 Letter-of-Credit Rights. If any Grantor is or becomes the beneficiary of a letter of credit in an amount in excess of $1,000,000, it shall promptly, and in any event within fifteen (15) Business Days after becoming a beneficiary, notify the Collateral Agent thereof.

Section 4.10 Federal, State or Municipal Claims. Each Grantor will promptly notify the Collateral Agent of any Collateral owned by such Grantor which constitutes a claim (other than any claim in respect of Taxes to be refunded to such Grantor) in excess of $1,000,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 4.11 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

Section 4.12 Insurance.

(a) All insurance policies required under Section 4.10 of the Indenture with respect to the Collateral shall name the Collateral Agent (for the benefit of the Collateral Agent and the other Secured Parties) as an additional insured or as lender’s loss payee, as applicable, and shall contain loss payable clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, which provide that such policy and lender loss payable clauses may be canceled, amended, or terminated prior to the expiration date of such policy only upon at least thirty (30) days prior written notice (or at least ten (10) days for cancellation for non-payment) given to the Collateral Agent.

(b) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain or maintain any insurance as required by this Section, the Collateral Agent may (but shall not be obligated to), upon thirty (30) days’ written notice to Company, obtain such insurance at the Company’s expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor. Any amounts incurred by the Collateral Agent shall be additional Secured Obligations reimbursable by the Grantor on demand.

Section 4.13 Change of Name or Location. Each Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which any material portion of the Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is or (d) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received written notice of such change and only after the Grantor has delivered to the Collateral Agent in form for filing all necessary financing statements or financing statement amendments necessary to maintain the perfection of the Collateral Agent’s Liens to the extent required by this Security Agreement. The Grantor shall make such filings contemporaneously with the effective date of the changes referred to in this Section 4.13.

Article V.
EVENTS OF DEFAULT AND REMEDIES

Section 5.1 Events of Default. The occurrence of any “Event of Default” under, and as defined in, Section 6.01 of the Indenture shall constitute an Event of Default hereunder.

Section 5.2 Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be obligated to) exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement or the Indenture; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) [reserved];

(iv) upon not less than contemporaneous written notice (except as provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v) upon not less than contemporaneous written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right (but not the obligation) upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [reserved.]

(f) Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

Section 5.3 Grantor’s Obligations Upon Event of Default. Upon the written request of the Collateral Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b) to the extent permitted by applicable law, permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request in writing, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent and each Secured Party, at any time, and from time to time, promptly upon the Collateral Agent’s written request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

Section 5.4 Grant of Intellectual Property License. To the extent permitted under all applicable leases, licenses, agreements or arrangements related thereupon, for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies consistent with the terms of this Security Agreement, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that (x) such license shall not be exercisable unless an Event of Default shall have occurred and be continuing and (y) such license and sublicense with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity and enforceability of such Trademarks and (b) irrevocably agrees that after the occurrence and during the continuance of an Event of Default, the Collateral Agent may sell any of such Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

Article VI.
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1 Account Verification. The Collateral Agent may at any time after the occurrence and during the continuation of an Event of Default, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

Section 6.2 Authorization for Collateral Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Collateral Agent at any time after the occurrence and during the continuation of an Event of Default (other than clause (ii) below, which may be done irrespective of whether an Event of Default has occurred and is continuing) in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iii) in the case of any Material Intellectual Property owned by a Grantor, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Material Intellectual Property, (iv) to contact and enter into one or more agreements with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 4.11 of the Indenture), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any reasonable expense incurred by the Collateral Agent in connection with the foregoing clause (a); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Indenture.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent agrees that it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

Section 6.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

Section 6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE COLLATERAL AGENT, ANY HOLDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

Article VII.
GENERAL PROVISIONS

Section 7.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Exhibit A, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party (or its successors, assigns or agents) as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

Section 7.2 Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

Section 7.3 Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith and without gross negligence or willful misconduct based on information known to it at the time it takes any such action.

Section 7.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, during the continuation of an Event of Default, the Collateral Agent may (but shall not be obligated to), upon written notice to the Company, perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement but has failed to perform or pay within the time periods afforded in this Security Agreement, and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 5.3, or 7.7 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

Section 7.6 Dispositions of Collateral. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) or as otherwise permitted under the Indenture, and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Collateral Agent or the other Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Noteholders.

Section 7.7 No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Required Noteholders required under Section 8.05 of the Indenture and then only to the extent specifically set forth in such writing; provided that this Security Agreement may be supplemented through amendments substantially in the forms of Exhibits H, I, and J hereto, in each case duly executed by the Grantor directly affected thereby and acknowledged and agreed to by the Collateral Agent.

Section 7.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

Section 7.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, except as permitted by the Indenture or without the prior written consent of the Collateral Agent (acting at the direction of Required Noteholders). No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, hereunder.

Section 7.11 Survival of Representations. All representations and warranties of the Grantors contained in Article III of this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 7.12 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.13 Termination. (a) This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Indenture has terminated pursuant to its express terms and (ii) all of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been made) have been paid and performed in full and no commitments of the Collateral Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding.

(b) A Grantor shall automatically be released from its obligations hereunder in accordance with Section 13.02 and Article 3, as applicable, of the Indenture.

(c) The security interest granted in favor of Collateral Agent hereby in any Collateral shall automatically be released and such Collateral shall be free and clear of the Lien and security interests created hereby (i) to the extent provided in Section 8.03 or 11.02 of the Indenture, as applicable or (ii) upon the effectiveness of any written consent to the release of such security interest granted hereby in such Collateral pursuant to Section 11.02 of the Indenture.

(d) Upon any termination or release pursuant to the preceding clauses (a), (b) or (c), the Collateral Agent shall, after receiving written documents required by Section 8.03 of the Indenture and at the Grantors’ expense and written request, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination or release. Any execution and delivery by the Collateral Agent of documents in connection with any such release shall be without representation, recourse to or warranty by the Collateral Agent. The Collateral Agent shall promptly deliver to the applicable Grantor any Pledged Collateral in its possession upon written request by the issuer, holder or owner thereof in connection with any release of such Pledged Collateral in accordance with the foregoing provisions of this Section 7.13.

Section 7.14 Entire Agreement. This Security Agreement and the Indenture embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

Section 7.15 [Reserved].

Section 7.16 CHOICE OF LAW; CONSENT TO JURISDICTION. SECTION 18.04 OF THE INDENTURE IS HEREBY INCORPORATED BY REFERENCE MUTATIS MUTANDIS.

Section 7.17 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.18 Indemnity. Each Grantor hereby agrees to indemnify the Collateral Agent and the other Secured Parties, and their respective successors, permitted assigns, agents and employees (each such Person being called an “Indemnitee”), from and against any and all losses, claims, damages, liabilities and reasonable documented and invoiced out-of-pocket related expenses, including the reasonable documented and invoiced fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution or delivery of this Security Agreement or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated by this Security Agreements, in each case except (x) such as arise from the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction.

Section 7.19 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart, including by electronic signature. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Article VIII.
NOTICES

Section 8.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 18.03 of the Indenture, provided that notices to each Grantor shall be sent to such Grantor at its mailing address set forth in Exhibit A hereto (as the same may be supplemented from time to time by such Grantor).

Section 8.2 Change in Address for Notices. Each of the Grantors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.

Article IX.
THE COLLATERAL AGENT

U.S. Bank is entering into this Security Agreement and each other Notes Document not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture and in acting hereunder and under each other Notes Document, whether or not expressly provided herein or therein, shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture, including without limitation those set forth in Article 8 of the Indenture, as if such rights, privileges, immunities and indemnities were set forth herein. Whenever in this Security Agreement the Collateral Agent is granted the power to request or demand a document, instrument or action, exercise discretion or otherwise take actions with respect to the Collateral, the Collateral Agent shall be entitled to seek direction from Required Noteholders and shall have no liability for acting in accordance with such direction or any delays caused by seeking such direction. In the case of a conflict between this Security Agreement or any other Notes Document and the Indenture with respect to the Collateral Agent’s rights, the Indenture shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

SUNPOWER INC., as a Grantor

By:	/s/ Thurman J. Rodgers
	Name:	Thurman J. Rodgers
	Title:	Chief Executive Officer

COMPLETE SOLAR INC., as Grantor

By:	/s/ Thurman J. Rodgers
	Name:	Thurman J. Rodgers
	Title:	Officer

[Signature Page to Security Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Bradley E. Scarbrough
Name:	Bradley E. Scarbrough
Title:	Vice President

[Signature Page to Security Agreement]